EXHIBIT 23.1

                     [LETTERHEAD OF BDO McCABE LO LIMITED]







By Courier
----------

The Board of Directors                                  19 April 2006
Sunrise Real Estate Development Group, Inc.
Room 1502, no. 333 Zhao Jia Bang Road
Shanghai 200032
PRC


Dear Sirs,

SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC. (THE "COMPANY")
THE REGISTRATION STATEMENT ON AMENDMENT NUMBER ONE TO
FORM SB-2 (THE "FORM SB-2")
IN RESPECT OF THE SALE OF 10,739,880 OUTSTANDING SHARES OF THE
COMPANY'S COMMON STOCK
--------------------------------------------------------------------------------

We hereby consent to the use in the Prospectus constituting a part of the Form SB-2 our report dated March 20, 2006 relating to the consolidated financial statements of the Company which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Yours faithfully,

/s/ BDO Mccabe Lo Limited

BDO McCABE LO LIMITED